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                                                                   EXHIBIT 23.3

                      CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the incorporation by reference in this Registration Statement of Kimberly-Clark Corporation on Form S-4 of our report dated January 30, 1998 on our audits of the financial statements of Tri-Med Specialities, Inc. as of September 30, 1997 and 1996 and the year ended September 30, 1997, appearing in and incorporated by reference in the Annual Report on Form 10-K/A of Ballard Medical Products for the year ended September 30, 1998 and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.


                                                 /s/  PricewaterhouseCoopers LLP
                                                 -------------------------------
Kansas City, Missouri                                 PricewaterhouseCoopers LLP
August 13, 1999